UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

(Address of Principal Executive Offices)

(718) 978-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	1.01 Entry into a Material Definitive Agreement.

On April 28, 2022, Unique Logistics International, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”), by and between the Company and Unique Logistics Holdings Limited, a Hong Kong corporation (the “Seller”), whereby the Company acquired from the Seller all of Seller’s share capital (the “Purchased Shares”) in nine (9) of Seller’s subsidiaries (collectively the “Subsidiaries”) as listed in Schedule I of the Purchase Agreement.

As consideration for the Purchased Shares, the Company agreed to (i) pay the Seller $21,000,000 (the “Cash Consideration”); and (ii) issue to the Seller a $1,000,000 promissory note (the “Note” and, together with the Cash Consideration, the “Purchase Price”).

The Purchase Price is subject to certain adjustments set forth in the Purchase Agreement. Accordingly, in the event that the Seller Adjusted Net Asset Amount (as defined in the Purchase Agreement) is a positive number, the Purchase Price at Closing (as defined in the Purchase Agreement) shall be increased on a dollar-for dollar basis of such number up to a maximum of $4,500,000 (the “Adjusted Net Asset Maximum”, and such adjustment, the “Net Asset Positive Adjustment”), which shall be paid in two installments as a deferred dividend to Seller as follows: (A) one-half of the excess amount up to an aggregate amount of $2,500,000 to be paid at Closing, and (B) the remaining one-half of the excess amount up to an aggregate amount of $2,000,000 to be paid on the one (1) year anniversary of the Closing Date (as defined in Purchase Agreement”).

However, if the Seller Adjusted Net Asset Amount (i) is a negative number, the Purchase Price at Closing shall be decreased on a dollar-for-dollar basis by such amount up to the Adjusted Net Asset Maximum (such adjustment, the “Net Asset Negative Adjustment”, and together with the Net Asset Positive Adjustment, the “Net Asset Adjustment”) or (ii) if the Net Asset Adjustment is a positive number (the “Excess Asset Amount”) then the parties agree to have the Subsidiaries declare and distribute a dividend within twelve (12) months following the Closing Date and the Company shall pay Seller the Excess Asset Amount within twelve (12) months following the Closing Date.

If (i) based on the financial statements of the Subsidiaries available at the Closing Date, the Adjusted Net Asset Amount and/or the result of the calculation set forth in the Closing Adjusted Net Asset Statement (as defined in the Purchase Agreement) is equal to or greater than five percent (5%) higher than the Adjusted Net Asset Amount and/or the result of the calculation set forth in the Seller Adjusted Net Asset Statement, as applicable, (such difference, the “Audited Excess Amount”), then Seller may, within six (6) months of the Closing Date, request the Company to pay to Seller an additional sum equivalent to the Audited Excess Amount, and the Company shall make the payment in the amount of the Audited Excess Amount to Seller within one (1) month of such request.

If (i) based on the financial statements of the Subsidiaries available as at the Closing Date, the Adjusted Net Asset Amount and/or the result of the calculation set forth in the Closing Adjusted Net Asset Statement is equal to or greater than five percent (5%) less than the Adjusted Net Asset Amount and/or the result of the calculation set forth in the Seller Adjusted Net Asset Statement, as applicable, (such difference the “Audited Deficit Amount”), then the Company may, within six (6) months of the Closing Date, request the Seller to pay to the Company a sum equivalent to the Audited Deficit Amount, and Seller shall make the payment in the amount of the Audited Deficit Amount to the Company within one (1) month of such request.

In addition to the Purchase Price, Seller will be eligible for an additional one-time cash earn-out payment (the “Earn Out Payment”), in the amount of (i) $2,500,000, if the EBITDA of the Purchased Shares, in the aggregate, exceeds $5,000,000 for the one-year period beginning on July 1, 2022 and ending June 30, 2023 (the “Earn Out Period”), or (ii) $2,000,000, if the EBITDA of the Purchased Shares, in the aggregate is equal to or less than $5,000,000 but exceeds $4,500,000, for the Earn Out Period, in each case, to be paid by the Company within 90 days of June 30, 2023.

Further, not less than five (5) Business Days prior to the Closing Date, Seller shall deliver to the Company a statement (the “Seller Estimated Profit Statement”) containing Seller’s portion of the estimated profit after tax of each Subsidiary for the period beginning on January 1, 2022 and ending on the Closing Reference Date (the “Estimated Profit”)(the “Seller Estimated Profit Amount”), being the product of (i) the sum of (1) the Estimated Profit of each Subsidiary multiplied by (2) the corresponding purchased percentage of such Subsidiary. As promptly as reasonably practicable, but in no event later than 90 days following the Closing, the Company shall be entitled to (i) review the Seller Estimated Profit Statement against the latest management accounts of each Subsidiary and (ii) comment on the Seller Estimated Profit Statement and Seller’s calculation of the Seller Estimated Profit Amount (together with the Seller Estimated Profit Statement shall collectively be referred to as the “Seller Profit Calculation”), which shall be based upon the Company’s review of the latest management accounts of each Subsidiary. Seller shall consider in good faith any such comments and calculations provided to Seller by the Company. The final amount as mutually agreed to by the Company and Seller shall referred to as the “Final Profit Amount”. So long as the Company and Seller mutually agree to the Final Profit Amount, within one (1) year from the Closing Date, the Company shall distribute (or cause to be distributed) an amount of immediately available funds equal to the Final Profit Amount to Seller, provided, that no adjustment shall be made to the Seller Estimated Profit Statement unless the calculation of the Seller Estimated Profit Amount by the Company is equal to or greater than a 5% increase or decrease, as applicable, from the Seller Estimated Profit Amount calculated by Seller.

The transactions contemplated by the Purchase Agreement shall be contingent upon and subject to successful completion of the Company’s anticipated public offering of securities (the “Financing”). If the Company is unable to obtain the Financing, the Company may provide written notice to Seller stating that the Company has been unable to obtain the Financing and notify Seller that the Company has elected to either (i) waive the condition of the Financing , in which event the Purchase Agreement will continue as if the Financing had been obtained or (ii) terminate the Purchase Agreement.

At Closing, it is anticipated that the Company will enter into separate securities purchase agreements with several of the Subsidiaries. The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature. The closing of the transaction contemplated by the Purchase Agreement is subject to various conditions described herein and set forth in the Purchase Agreement.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Stock Purchase Agreement, dated April 28, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: May 3, 2022	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer